UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

TEAM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08604	74-1765729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of principal executive offices, including zip code)

(281) 331-6154

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 26, 2026, Team, Inc. (the “Company”) announced that Keith Tucker would depart from his role as Chief Executive Officer of the Company, effective as of January 31, 2026. Mr. Tucker’s departure was a termination without cause under the applicable Company policies and Mr. Tucker’s equity award agreements and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. Tucker’s departure from his role as Chief Executive Officer of the Company, the Company entered into a Severance and Consulting Agreement and Release with Mr. Tucker, dated as of February 6, 2026 (the “Tucker Separation Agreement”).

Pursuant to the Tucker Separation Agreement, Mr. Tucker will receive (i) $1,125,000, payable in equal installments over the 18-month period following his departure, which reflects 18 months of base salary, (ii) an amount in cash equal to the amount that Mr. Tucker would have received as an annual bonus for the 2025 performance period had he remained employed with the Company at the time such bonus payments were paid out, payable at the same time that such bonuses are paid to similarly situated management employees and (iii) a single lump sum payment of $19,000 to compensate him for health and welfare benefits. In addition, Mr. Tucker’s outstanding and unvested time-based restricted stock units will immediately vest, and his outstanding and unvested performance share units will remain outstanding and continue to performance vest in accordance with their terms; provided that any vesting payout on such performance share units shall be prorated by multiplying the number of units that would vest based on the performance criteria by 78%. The Tucker Separation Agreement also provides that following his termination of employment, Mr. Tucker will serve as a consultant to the Company for a 12-month period in exchange for a consulting fee of $375,000.

Mr. Tucker’s receipt of the aforementioned separation benefits and consulting fee will be conditioned upon the effectiveness of a general release of claims in favor of the Company (and certain of its affiliates and related parties) that is included in the Tucker Separation Agreement, as well as Mr. Tucker’s continued compliance with restrictive covenants, including certain non-competition and non-solicitation covenants for a 24-month period.

The foregoing description of the Tucker Separation Agreement is qualified in its entirety by the full text thereof, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit number	Description

10.1	Severance and Consulting Agreement and Release, dated as of February 6, 2026, by and between Keith Tucker and Team, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ James C. Webster
James C. Webster
Executive Vice President, Chief Legal Officer and Secretary

Dated: February 9, 2026